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                                                                      Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Storage USA, Inc. on Form S-8 (File No. 33-80967) of our report dated June 30, 2000,on our audits of the financial statements and supplemental schedules of Storage USA, Inc. 401(k) Plan as of December 31, 1999 and 1998, and for the year ended December 31, 1999, which report is included in this Annual Report on Form 11-K.



PRICEWATERHOUSECOOPERS LLP


Memphis, Tennessee
July 12, 2000